UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FRED’S, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, June 15, 2011

TO THE SHAREHOLDERS OF FRED’S, INC.:
     Notice is hereby given that the Annual Meeting of Shareholders of FRED’S, Inc. (the “Company” or “FRED’S”) will be held at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, on Wednesday, June 15, 2011, at 5:00 p.m., Eastern Daylight Time, for the following purposes:
1.	To elect the Company’s Board of Directors;

2.	To ratify the designation of BDO USA, LLP as our independent registered public accounting firm of the Company, as described in the Proxy Statement; and

3.	To advise by vote on Executive compensation, as described in the Proxy Statement; and

4.	To advise on the frequency of the vote on Executive compensation, as described in the Proxy Statement; and

5.	To consider and act upon any other matters which properly come before the Annual Meeting or any adjournment of the meeting.
     The accompanying Proxy Statement contains further information with respect to these matters.
     Only shareholders of record at the close of business on April 22, 2011, will be entitled to vote at the meeting or any adjournment thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.
     Our Proxy Statement, Annual Report to shareholders and proxy card are available on www.fredsinc.com/shareholders.

By order of the Board of Directors,

Charles S. Vail
Secretary

May 12, 2011

FRED’S, INC.
4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

PROXY STATEMENT

For Annual Meeting of Shareholders, June 15, 2011
     The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of FRED’S, Inc. (the “Company” or “FRED’S”) to be voted at the Annual Meeting of Shareholders to be held on June 15, 2011, at 5:00 p.m., Eastern Daylight Time, at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, or any adjournment thereof (the “Annual Meeting”). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock (“Common Stock”) will be necessary to constitute a quorum.
     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted “FOR” Proposals 1, 2 and 3, and “EVERY THREE YEARS” for Proposal 4. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.
     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.
     A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 12, 2011.
Voting Securities
     Only shareholders of record at the close of business on April 22, 2011, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 39,312,980 shares of Common Stock. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to specified shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. The ratification of BDO USA, LLP as our independent registered public accounting firm and the advisory vote on Executive compensation will be approved if the votes cast favoring the action exceed the votes cast opposing the action. The advisory vote on the frequency of the vote on Executive compensation will be every three years, every two years or every year, whichever receives the highest number of votes cast with respect to this resolution. Abstentions and broker non-votes have no effect on the vote for the election of Directors, the ratification of BDO USA, LLP as the independent registered public accounting firm of FRED’S, the advisory vote on Executive compensation and the advisory vote on the frequency of the vote on Executive compensation.

Ownership of Common Stock by Directors,
Officers and Certain Beneficial Owners
     The following table sets forth the Common Stock beneficial ownership known to the Company as of April 22, 2011, by (i) beneficial owners of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of FRED’S as a group.

	Shares of Common Stock Beneficially Owned(1)
	Number of Shares
Beneficial Owner	Options(2)	Total(3)	Percent(4)

Franklin Resources, Inc (5)		4,008,057	10.2
BlackRock Inc. (6)		3,570,252	9.1
River Road Asset Management, LLC (7)		2,813,458	7.2
Heartland Advisors, Inc. (8)		2,628,075	6.7
Dimensional Fund Advisors LP (9)		2,595,308	6.6
T. Rowe Price Associates, Inc. (10)		2,114,125	5.4
Michael J. Hayes (11)	32,720	2,240,682	5.7
Bruce A. Efird	205,425	262,956	*
John R. Eisenman	10,250	22,044	*
Roger T. Knox	10,250	25,310	*
Thomas H. Tashjian	10,250	306,109	*
B. Mary McNabb	12,750	14,000	*
Michael T. McMillan	12,750	14,000	*
Jerry A. Shore	14,500	78,628	*
Marcia Vargas	0	8,009	*
Rick Chambers	13,300	32,358	*
Reggie Jacobs	9,000	27,914	*
Earl Taylor	4,600	25,219	*
All Directors and Executive Officers As a Group (15 persons)	357,869	3,150,089	8.0

*	Less than 1%

(1)	As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. The address for all except Franklin Resources, Inc., BlackRock, Inc., River Road Asset Management LLC, Dimensional Fund Advisors LP, and T. Rowe Price Associates is 4300 New Getwell Rd., Memphis, TN 38118. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403-1906, BlackRock Inc. is 40 East 52nd Street, New York, New York, 10022, River Road Asset Management LLC is 462 S. 4th Street, Suite 1600, Louisville, Kentucky 40202, Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202. Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cove Road, Austin, TX 78746, and T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)	Represents stock options that are exercisable within sixty (60) days of April 22, 2011.

(3)	Includes stock options that are exercisable by beneficial owners within sixty (60) days of April 22, 2011.

(4)	Based on outstanding shares of Common Stock as of April 22, 2011, (39,312,980) and the respective options exercisable within sixty (60) days of April 22, 2011 for the individual being tested.

(5)	This information is based on Schedule 13G filed on February 1, 2011 by Franklin Resources, Inc. which reported that as of December 31, 2010, it had sole power to vote or direct the vote of 3,887,057 shares and sole power to dispose of or direct the disposition of 4,008,057.

(6)	This information is based on Schedule 13G filed on January 21, 2011 by BlackRock, Inc. which reported that as of December 31, 2010 it had sole power to vote or direct the vote 3,570,252 shares and sole power to dispose of or direct the disposition of 3,570,252 shares.

(7)	This information is based on Schedule 13G filed on February 4, 2011 by River Road Asset Management, LLC which reported that as of December 31, 2010, it had sole power to vote or direct the vote of 2,360,008 shares and sole power to dispose of or direct the disposition of 2,813,458.

(8)	This information is based on Schedule 13G filed on February 10, 2011 by Heartland Advisors, Inc. which reported that as of December 31, 2010, it had sole power to vote or direct the vote of 2,628,075 shares and sole power to dispose of or direct the disposition of 2,628,075 shares.

(9)	This information is based on Schedule 13G filed on February 11, 2011 by Dimensional Fund Advisor LP which reported that as of December 31, 2010, it had sole power to vote or direct the vote of 2,502,343 shares and sole power to dispose of or direct the disposition of 2,595,308 shares.

(10)	This information is based on Schedule 13G filed on February 14, 2010 by T. Rowe Price Associates, Inc. which reported that as of December 31, 2010, it had sole power to vote or direct the vote of 769,810 shares and sole power to dispose of or direct the disposition of 2,114,125 shares.

(11)	Includes 126,018 shares owned by Mr. Hayes’ wife and 36,812 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.
PROPOSAL 1 — ELECTION OF DIRECTORS
     Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected and qualified. The Board of Directors proposes the election of the following nominees:

Nominee	Age	Title

Michael J. Hayes	69	Director and Chairman of the Board
John R. Eisenman	69	Director
Roger T. Knox	73	Director
Thomas H. Tashjian	56	Director
B. Mary McNabb	62	Director
Michael T. McMillan	51	Director
Bruce A. Efird	52	Director, Chief Executive Officer and President
Business Experience, Directorships for the last five years and Reasons for Nomination
     Michael J. Hayes was elected a Director of the Company in January 1987 and was named Chairman of the Board in November 2001. Mr. Hayes was the Chief Executive Officer from October 1989 through January 2009 and served as a Managing Director of the Company from 1989 to 2002 when that position was eliminated. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President — Corporate Finance and Financial Services. Chairman Hayes’ considerable experience with Fred’s and his years spent on Wall Street position him to serve as Chairman and guide the Board in its critical mission of protecting the shareholders.
     John R. Eisenman is involved in real estate investment and development located in Greensboro, North Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally’s, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company’s initial public offering in March 1992. Mr. Eisenman was selected to serve on our Board because of this retail experience as well as his ability to advise the Board on real estate matters affecting the Company.
     Roger T. Knox is President Emeritus of the Memphis Zoo and was its President and Chief Executive Officer from January 1989 through March 2003. Mr. Knox was the President and Chief Operating Officer of Goldsmith’s Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1987 and its Chairman and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley’s Department Stores in Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company’s initial public offering in March 1992. Additionally, Mr. Knox is a former Director of Hancock Fabrics, Inc. Mr. Knox brings to the Board over thirty years of retail experience as well as executive leadership experience.
     Thomas H. Tashjian was elected a Director of the Company in March 2001. Mr. Tashjian is a private investor. Prior to 2001, he served as a Managing Director and Consumer Group Leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian’s earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target Corporation, and in the restaurant business at Noble Roman’s. Mr.

Tashjian was selected to serve on our Board because of his discount retail experience as well as his standing as a financial expert.
     B. Mary McNabb was elected a Director of the Company in April 2005. Most recently she served as Chief Executive Officer for Kid’s Outlet, California. Kid’s Outlet, California filed for bankruptcy on May 14, 2009. Previously, she served as Executive Vice President and a Director of The Mowbray Group from 2004-2005, a California-based retail consulting firm that specializes in problem-solving, cost reductions, importing, and retail management. She has served as a member of the Board of Directors of C-ME (Cyber Merchants Exchange), a public company since 2001. Ms. McNabb was formerly Executive Vice President of merchandising and marketing for Factory 2-U, Vice President of sourcing for S-Q of California, and West Coast Manager/Buyer for One Price Clothing, Inc. Ms. McNabb brings a wealth of retail experience to our Board, with specific experience in the soft lines areas of our business. Ms. McNabb also brings executive leadership experience to the Board.
     Michael T. McMillan was elected a Director of the Company in February 2007. Mr. McMillan currently serves as Director of Franchise Development for Pepsi-Cola North America, a Division of PepsiCo, where he has spent the last 25 years in various roles including marketing, sales, franchise development, and general management of its bottling operations. Mr. McMillan was chosen to serve on our Board because of his experience in sales and marketing.
     Bruce A. Efird was elected a Director of the Company in June 2008. Mr. Efird joined the Company September 22, 2007 as President and became Chief Executive Officer effective February 1, 2009. Prior to joining the Company, Mr. Efird was Executive Vice- President-Merchandising at Meijer, Inc. as well as being responsible for marketing and advertising. Before joining Meijer, Inc. in 2005, Mr. Efird was Executive Vice-President /General Manager for Bruno’s Supermarkets, Inc. in Birmingham, AL beginning in 2003. He began his retail career with Food Lion, Inc. in 1984. Mr. Efird brings an entire career in the retail industry, with specific experience in the consumable areas of our business. Mr. Efird also brings executive leadership experience to the Board.
     If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by FRED’S Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. FRED’S has no reason to believe that any nominee will be unable to serve as a director.
     Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, the Company encourages all of its directors to attend. All directors were present for the 2010 Annual Meeting of Shareholders.
     For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of April 22, 2011, see “Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners.” There are no family relationships between any directors or executive officers of FRED’S.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF
THE NOMINEES TO FRED’S BOARD OF DIRECTORS.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of reports of beneficial ownership of FRED’S Common Stock and written representations furnished to FRED’S by its officers, directors and principal shareholders, FRED’S is not aware of the failure of any such reporting person to file with the Securities and Exchange Commission (the “Commission”) on a timely basis any required reports of changes in beneficial ownership during fiscal year except for the following instances of untimely reporting: Richard Channell sold 6,800 shares December 28, 2010 after termination of employment. Sophia Schade received a grant on January 25, 2010 pursuant to her employment. David Gagne received a grant on August 10, 2009 pursuant to his employment. Shannon Strickland received a grant on March 22, 2010 pursuant to his employment.
Board of Directors
     During the last fiscal year, FRED’S Board of Directors held eight meetings. All of the directors attended all of the Board meetings and the prior year’s annual meeting, and the Independent directors also held general meetings. Mr. Hayes is Chairman of the Board of Directors. Non-employee Directors of FRED’S, with the exception of the Chairman of the Board of Directors, are paid for their services as such $24,000 per year plus reasonable expenses for meeting attendance, and are granted stock options and/or restricted stock from time to time. John R. Eisenman, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, and Michael T. McMillan were considered independent as defined in the listing standards of the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) as of the end of fiscal 2010.

     The Board of Directors has a process for shareholders to send communications to the Board. Shareholders may send communications to our Board by sending a letter to: Board of Directors, FRED’S Inc., c/o General Counsel, 4300 New Getwell Rd., Memphis, TN 38118. All communication will be reviewed by our Legal Department and appropriate communications will be forwarded to the Board of Directors on a quarterly basis, unless requested by the Board on a more frequent basis. Shareholder communications will be treated confidentially, subject to applicable laws, regulations or legal proceedings, if so marked on the envelope or in the communication.
Leadership Structure
     We currently have separate individuals serving as Chairman of the Board and as Chief Executive Officer. We believe that this separation of the positions represents the appropriate structure for us at this time. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company and our stockholders to be free to make that determination based on the position and direction of the Company and the membership of the Board. Under our current structure both the Chairman and Chief Executive Officer have responsibility for our business strategy and financial performance. Our Chief Executive Officer is responsible for the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman provides guidance to the Chief Executive Officer and presides over meetings of the full Board.
Board’s Role in Risk Management
     The Board’s role in risk management is primarily one of oversight and occurs as an integral and continuous part of the Board’s oversight of our business. The primary responsibility for the identification, assessment and management of the various risks that we face belongs with our management team. The entire Board regularly reviews information with management on our business strategy, financial position and operations and considers associated key risks (that can include business, legal, regulatory, compliance, public policy, reputational and other risks).
     In addition, the Board executes its oversight role through its Audit and other committees which report regularly to the whole Board on their activities. For our Audit Committee some areas of specific committee level focus include risk associated with financial reporting, internal control and related party transactions. The Compensation Committee reviews risks associated with our executive incentive compensation policies. Our Governance Committee reviews risks in corporate governance structure, business conduct and ethics.
Governance Committee
     The Board of Directors believes the Company has observed sound corporate governance practices in the past. However, following enactment of the Sarbanes-Oxley Act of 2002 and the adoption of new rules and regulations by the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) and the Securities and Exchange Commission, the Company, like many public companies, has addressed the changing governance environment by reviewing its policies and procedures and, where appropriate, modifying and/or adopting new practices.
     The Company has a code of ethics that applies to all of its directors, officers (including its Chief Executive Officer, President, Chief Financial Officer, Chief Information Officer, Senior Vice President of Finance, Controller and any person performing similar functions) and employees. Also, the Company has a vendor code of conduct that applies to its vendors.
     The Company’s code of ethics and vendor code of conduct are available on the Company’s website at www.fredsinc.com and can be found under the Investor Relations and Corporate Governance links. The Board of Directors has adopted a written charter for the Governance Committee, which is also available on the Company’s website. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
     The Governance Committee makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Governance Committee is comprised of Michael T. McMillan, Chairman of the Committee, John R. Eisenman, Roger T. Knox, Tom H. Tashjian, and B. Mary McNabb all of whom meet the independence requirements of NASDAQ listing standards. The Governance Committee of the Board of Directors met four times during the Company’s latest fiscal year. Governance members are paid for their services $3,500 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance.
     Prior to the vote on majority voting for the Board of Directors at an earlier annual meeting of our shareholders, the shareholder proponents revised their proposal to be merely advisory. The Governance Committee outlined at that meeting their recommendation to adopt the SEC guidance when issued, which would put all companies on equal footing.

     The Committee’s recommendation was then adopted by the Board. Our Committee and Board of Directors are carefully monitoring the SEC for guidance and requirements in this regard. Recognizing our Directors are elected for one (1) year terms only (and not a staggered Board), and as of this date the SEC had not issued their position on the matter, there are no changes in the Directors election requirements for the 2011 Annual Shareholders Meeting. The Board of Directors will continue to monitor the matter and act in accordance with SEC guidance.
Nominating Committee
     The Committee recommends nominees for election to the Board by the shareholders at the annual meeting. The committee is comprised of Roger T. Knox, Chairman of the Committee, John R. Eisenman, Tom H. Tashjian, B. Mary McNabb, and Michael T. McMillan, all of whom meet the independence requirements of NASDAQ listing standards. The Nominating Committee met four times with all committee members in attendance. Nominating members are paid for their services $3,500 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors has adopted a written charter for the Nominating Committee, which is available Company’s website at www.fredsinc.com.
     The Nominating Committee identifies candidates for nomination based upon its criteria for evaluation as described below. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:
•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the retail industry, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its shareholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	independence requirements of NASDAQ listing standards;

•	potential conflicts of interest with the Company or its shareholders taken as a whole; and

•	accomplishment within the candidate’s own field.
     The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of skills and experience so that the Board will have the necessary expertise to oversee the Company’s business.
     The Nominating Committee has adopted the following policy with regard to considering a shareholder’s nominee. To submit a nominee for consideration, a shareholder must provide the Nominating Committee:
•	proof of the shareholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Securities Exchange Act of 1934, as amended;

•	a complete description of the candidate’s qualifications, experience, accomplishments and background; and

•	the candidate’s signed consent to serve on the Board.
     In general, the Nominating Committee will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder’s candidate, the Nominating Committee may also:
•	consider whether the shareholder candidate will significantly add to the diverse range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate; and

•	interview the candidate or ask the candidate for additional information.
     The Nominating Committee has full discretion not to include a shareholder’s candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decision.

Audit Committee
     The Audit Committee of the Board of Directors, which is comprised of John R. Eisenman, Chairman of the Committee, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, and Michael T. McMillan met seven times during the last fiscal year. All of the members attended all of the Committee meetings. Each of the members of the Audit Committee is an independent director as defined in the NASDAQ listing standards. Audit Committee members are paid for their services $10,000 per year for the Chair and $4,500 per year for the other members plus reasonable expenses for meeting attendance.
     The Audit Committee is responsible for the engagement of the independent registered public accounting firm; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and reviewing the Company’s auditing, accounting, and financial reporting processes generally.
     Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for conducting and reporting on the audit of the Company’s financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards. The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is available Company’s website at www.fredsinc.com. The Board of Directors has determined that Mr. Tashjian meets the Commission’s definition of audit committee financial expert.
Audit Committee Report
     In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company’s audited financial statements for 2010 with management of the Company. BDO USA, LLP, the Company’s independent registered public auditing firm, is responsible for performing independent audits of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, “The Auditors Communication with Those Charged with Governance” as amended, the Sarbanes-Oxley Act of 2002, and other matters required by the Audit Committee’s charter. The Audit Committee has received the written disclosures and the letter from BDO USA, LLP as required by PCAOB Rule 3526 and has discussed with BDO USA, LLP their independence, including consideration of whether the payment to BDO USA, LLP of audit related, tax, and permissible non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and BDO USA, LLP, the Audit Committee has recommended to the Board of Directors that FRED’S, Inc. audited financial statements for fiscal 2010 be included in the 2010 Annual Report on Form 10-K for filing with the Securities and Exchange Commission, and that BDO USA, LLP be considered for selection as the Company’s independent registered public accounting firm for 2011.
     The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and BDO USA, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact independent.
John R. Eisenman, Audit Committee Chairperson
Roger T. Knox
Thomas H. Tashjian
B. Mary McNabb
Michael T. McMillan

Compensation Committee
     The Compensation Committee reviews and approves the salaries and cash incentive compensation of executive officers and recommends the grants of stock-based incentive compensation under FRED’S long-term incentive plan. The Compensation Committee, which is comprised of B. Mary McNabb, Chairperson of the Committee, John R. Eisenman, Roger T Knox, Thomas H. Tashjian, and Michael T. McMillan, met four times during the last fiscal year. All of the members attended all of the Committee meetings. Compensation Committee members are paid for their services, $5,000 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee. The Board of Directors has not adopted a written charter for the Compensation Committee.
Transactions with Related Persons and the Company’s Approval Policy
     During the year ended January 29, 2011, Atlantic Retail Investors owned the land and buildings leased by twelve FRED’S stores. Atlantic Retail Investors, LLC is 75% owned by Michael J. Hayes, Chairman of the Board of Directors, and 25% owned by Mr. Hayes’ spouse. The terms and conditions regarding the leases on these locations are consistent in all material respects with other store leases of the Company. The total rental payments related to these leases were $1.3 million for both years ended January 29, 2011 and January 30, 2010. Total future commitments under related party leases are $7.9 million.
     In February 2011, Atlantic Retail Investors, LLC, purchased the land and building occupied by one of Fred’s stores, bringing the total related party leases to thirteen. The store was purchased by Atlantic Retail Investors, LLC from an independent landlord/developer. On March 30, 2011, Fred’s purchased ten of the thirteen properties leased from Atlantic Retail Investors, LLC, one of which has an additional parcel that is leased to an unrelated party, for $7.5 million in cash and assumed mortgage debt of $3.5 million. The total future lease commitments on the three remaining related party stores are $1.8 million. The Board of Directors approved these transactions based on an evaluation by an independent real estate broker, who concluded that all were acquired at better than market value and financially beneficial to Fred’s.
     Any future transactions which are required to be described by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 will be reviewed and either rejected or approved by the Board of Directors.
Compensation Discussion and Analysis
Introduction
     This section of the Proxy Statement details the compensation plans for our executive team. In it we describe our compensation philosophy, policies and practices as they relate to our management team and especially to our chief executive officer (CEO), chief financial officer (CFO) and the three most highly compensated executive officers (collectively, the “Named Executive Officers”). The Named Executive Officers for 2010 include: Bruce A. Efird (CEO & President), Jerry A. Shore (CFO), Marcia X. Vargas (SVP Human Resources), Reggie E. Jacobs (EVP Distribution & Corporate Services), Rick Chambers (EVP Pharmacy Operations) and Earl L. Taylor (EVP Store Operations).
     Changes to executive compensation as well as general guidelines for other employees are considered and approved by the Compensation Committee of the Company.
Summary of Fiscal 2010
     Fiscal 2010 was a year of building momentum for Fred’s. Despite a challenging economic climate and general tough retail conditions, financial objectives were met and exceeded in many cases. Through the efforts of our dedicated team, we made significant progress during 2010 in upgrading our stores, improving our merchandise selection and strengthening our customer service levels, which in turn helped drive increased sales and higher customer traffic. The following are some of the highlights of these efforts and some noteworthy 2010 accomplishments:
•	Net income per diluted share increased to $0.75 in fiscal 2010 from $0.59 in fiscal 2009, representing a 27% increase.

•	We achieved gross margin improvement of 70 basis points to 28.6% in 2010 by driving improvements in product sourcing, cost reductions across all product lines, and improvements in loss prevention processes leading to reduced shrinkage in our stores.

•	We successfully introduced and rolled-out our Core 5 Program, which is a key strategic initiative designed to highlight key categories within our stores that differentiate us from our competition.

•	We remodeled and refurbished more than 200 stores with an upgraded look featuring the Core 5 Program components.

•	We introduced new major national brand product lines such as Coca-Cola, Purina, and Energizer.

•	We reached an Own Brand penetration rate of approximately 9.0% of total sales.

•	Comparable store sales for 2010 increased 2.2% on top of an increase of 0.4% in fiscal 2009.

•	We accelerated pharmacy department acquisitions, utilizing our improved capital position to make 13 incremental acquisitions and open 21 new pharmacy locations

•	We increased the annual dividend to $0.16 per share from $0.12 per share the previous year, for an increase of 33% and repurchased 293,000 shares.
     Our compensation program is designed to motivate and reward outstanding performance that benefits our stockholders. We believe that when the Company performs well and achieves its operating goals, that our executive officers should receive rewards that are commensurate with those of our shareholders. Consistent with our philosophy of aligning executive compensation with company performance, we also made above-target bonus payments to our executives for fiscal 2010.
Objective
     It is the philosophy of FRED’S that executive compensation be linked to corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:
•	Provide a competitive total compensation package that enables FRED’S to attract, motivate and retain a strong leadership team.

•	Reinforce a high performance culture with integrated programs tied to our short and long term objectives.

•	Create alignment of interest between executives and shareholders focused on long term value creation.
Role of Compensation Committee
     The Compensation Committee is responsible for evaluating and monitoring adherence to the compensation philosophy of the Company. It is responsible for balancing the financial requirements of the Company with the need to attract and retain high caliber individuals for key roles within the Company. The Compensation Committee consists of all five of the non-employee directors. Ms. B. Mary McNabb chairs the committee. The Committee met four times during 2010 to consider the compensation plan as well as option and restricted stock grant recommendations. The meetings were attended by all committee members.
     Based on its review of all relevant programs, the Compensation Committee believes that the total compensation program for executives of FRED’S is competitive with the compensation programs provided by other companies with which FRED’S competes.
     The Committee believes that our incentive compensation plans are appropriately related to corporate and individual performance, yielding awards that are tied to the annual financial and operational results of FRED’S and consistent with the returns that are generated on behalf of FRED’S shareholders.
Executive Compensation Philosophy
     The Compensation Committee is charged with oversight of the Company’s executive compensation strategy and practices. The Company has engaged independent consulting firms in the past for the purpose of evaluating the annual compensation review process. They provided a standardized structure for salary performance reviews, tailored reviews to be more pertinent to the job function and defined and added structure to the review process. These evaluations encompassed interviews with key employees to determine the job responsibilities, skill level requirements and importance of the function within the organization.

Employment Agreements
     We have amended employment agreements with Michael J. Hayes (April 30, 2003, amended December 16, 2008) and Bruce A. Efird (September 22, 2007, amended December 22, 2008 and February 16, 2009). The amendments are described below.
     Michael J. Hayes. Mr. Hayes retired as Chief Executive Officer effective February 1, 2009. His employmentagreement provides that he will receive continued payment of his most recent salary and other Company-provided benefits (including a monthly allowance of $6,000 to defray costs of an office and assistant) for three years from the effective date of his separation from service. Mr. Hayes has agreed not to compete with us for a period of six months from the date of any separation from service. The Company will continue to provide health and dental benefits during the lives of Mr. and Mrs. Hayes.
     Bruce A. Efird. Mr. Efird became Chief Executive Officer effective February 1, 2009. His employmentagreement automatically extends for successive one year terms unless terminated by either party. The agreement provides that we will pay Mr. Efird an annual base salary of $650,000 annually. Also, Mr. Efird participates in any executive bonus plans of the Company. Should Mr. Efird be separated from service or die, his heirs will receive compensation at the same rate for the balance of the term (not less than 6 months and not more than twelve months salary). All stock options and the 25,000 shares of restricted stock shall accelerate and immediately vest and be payable to the Executive or his heirs.
     The Compensation Committee shall annually review his salary and bonus. We may terminate Mr. Efird’s employment with or without cause. Mr. Efird has agreed not to compete with the Company for a period of one year following the termination of the employment agreement.
Perquisites and Other Personal Benefits
     Other than the following item, the Company does not provide perquisites or other personal benefits for its executive officers. Mr. Hayes is permitted to use the Company plane for personal use, but did not do so during 2010. The value of past usage was recorded as taxable compensation in the year in which it occurred.
Employee Compensation Components
     The Company and the Compensation Committee have implemented compensation programs designed to align our executives’ pay with the achievement of long and short term performance goals. Base salary and cash bonus are geared to near term performance, whereas stock awards blend near-term performance with longer-term earnings that result in share price growth.
     Additionally, the Company believes that these compensation incentive practices, based on balanced performance metrics, do not encourage excessive short-term risk taking and do promote disciplined progress towards longer-term Company goals.
Base Salary
     Base salaries are determined through comparisons with other retailing companies trading within our area and recognize individual skills, competencies, experience and organizational impact. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2010 for the other Named Executives Officers, based on performance and competitive considerations, and the Committee considered those recommendations in making its determination and recommendation to the Board.
Incentive Compensation
     The fiscal 2011 Management Incentive Plan (MIP) allows for a graduated bonus payout based on a tiered Earnings Per Share (“EPS”) structure and includes a potential restricted stock payout in addition to the cash payout.
     The following table represents the threshold, target and maximum cash bonus potential under MIP for the 2011 fiscal year as a percentage of salary based on EPS levels established by the Board of Directors.

	2011 EPS Goals
	Threshold	Target	Maximum
	$0.84	$0.86	$1.22
CEO	25.0%	50%	100%
CFO	25.0%	50%	100%
EVP	17.5%	35%	70%
SVP	12.5%	25%	50%
     Forty percent of the bonus payment is contingent upon the Company meeting its EPS corporate goal for the year, while the remaining sixty percent is contingent upon achievement of the employee’s individual and department goals for 2011. The threshold and target tiers of the restricted stock component begin at $.86 of EPS, which represents 20% to 40% of the Senior Executive’s salary. The maximum tier of the restricted stock component is $.88 of EPS, which represents restricted stock bonus compensation for Senior Executives in a range of 25% to 50% of their salary. Should the Company fail to achieve its threshold tier EPS goal for each bonus component described above, then that component of the bonus is null and void.
     The EPS target was $.72 and $.83 for the years ended January 29, 2011 and January 30, 2010, respectively. The Company did not achieve its EPS goal in fiscal 2009, but exceeded its goal in fiscal 2010 achieving an EPS of $.75.
     The Plan is managed by the Compensation Committee of the Board of Directors. The Board of Directors reserves the right to determine eligibility, performance measurements, final award values, payment timing and terms based upon events of the fiscal year.
     The Compensation Committee believes that targeted awards for executive officers of FRED’S under these plans are consistent with targeted awards of other retailing companies of similar size and complexity to FRED’S. Specified awards were recommended by the Chief Executive Officer for the other Named Executives Officers of FRED’S for fiscal 2010, based upon the Company’s performance, and the Committee considered these recommendations in making its determination.
2002 Long Term Incentive Plan
     Stock Options. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of FRED’S with an opportunity to increase their ownership of Common Stock, the interests of shareholders and executives will be closely aligned. Therefore, executives and certain other senior level employees are eligible to participate and receive stock options.
     Annually, the Incentive Plan participants may receive an option grant which is contingent upon achieving the EPS corporate goal, which gives them the right to purchase shares of Common Stock in the future at a specified price. Options to the executive group are awarded at the first Board meeting after the beginning of the fiscal year so as to provide ample time for performance of stated targets and goals. New hire and promotion grants are made as of the effective date of the employment/promotion date. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.
     The Company ties stock option grants to the Company’s performance for the respective fiscal year. After achieving the EPS goal, the stock options then commence vesting on a specified schedule over time. Vesting is intended to not only retain the employee, but provide an incentive to continually improve the profitability of the Company.
     A senior executive group of twelve employees received a performance option grant on April 15, 2009. The share would have then vested 20% a year upon achievement of $0.83 of EPS in 2009. However, because the EPS goal was not achieved, the grant was cancelled. There have been no senior executive incentive stock option grants since the April 15, 2009 grant.
     Restricted Stock. Restricted stock is granted as a component of some executive employment arrangements as well as special purpose incentives. A special purpose incentive was granted on January 18, 2005 and February 8, 2008, and each has a ten-year restriction period but allows accelerated vesting if the Operating Profit Margin reaches specific goals.

Other Compensation
     Guaranteed bonus. Certain positions, particularly newly hired, may be provided with a guaranteed bonus up to 15% of the employee’s annual compensation upon their first year anniversary.
Director Compensation
Base Salary
     Non-employee Directors of FRED’S, with the exception of the Chairman of the Board of Directors, are paid for their services as such $24,000 per year plus reasonable expenses for meeting attendance. Also, the non-employee Directors are paid an additional amount for their service on the Audit, Compensation, Nominating and Governance committees.
2002 Long Term Incentive Plan
     Previously the Directors were awarded a non qualified stock option grant for 3,000 shares of immediately vested stock with a five year expiration. In fiscal 2010, the directors were awarded a non qualified grant of 1,250 options that immediately vested. They also received for the first time a grant of 1,250 shares of restricted stock whose restrictions lapse after two years.
Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee has at any time during the past year been one of our officers or employees. Furthermore, no member of the Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company served during 2010 as a director or a member of a compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
B. Mary McNabb, Compensation Committee Chairperson
John R. Eisenman
Roger T. Knox
Thomas H. Tashjian
Michael T. McMillan

Summary Compensation Table
     The following Summary Compensation Table sets forth the compensation earned by or paid to the Chief Executive Officer, Chief Financial Officer and the three other mostly highly compensated executive officers, collectively referred to as the Named Executive Officers (“NEOs”) for services rendered to us during the fiscal years indicated. Also included is Mr. Earl Taylor whom disclosure would have been required if not for the new hire related compensation earned by Ms. Marcia Vargas.

							Change in
							Pension Value
							and Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name & Principle Position	Year	$	$ (1)	$ (2)	$ (2)	$ (3)	$	$ (4)	Total
Bruce A. Efird	2010	$650,000		$318,138		$354,250		$13,742	$1,336,130
Chief Executive Officer & President (5,6)	2009	$650,000			$578,101			$9,288	$1,237,389
	2008	$595,000		$86,600				$10,257	$691,857
Jerry A. Shore	2010	$297,596		$183,532		$163,500		$4,002	$648,630
Executive Vice President,	2009	$275,000						$2,350	$277,350
Chief Financial Officer &	2008	$232,692	$15,000	$43,300				$1,200	$292,192
Chief Administarative Officer (7)
Marcia X. Vargas	2010	$120,961	$10,000	$113,087	$76,778	$37,844		$20,578	$379,248
Senior Vice President — Human resources (8)
Reggie E. Jacobs (9)	2010	$197,908		$83,506		$80,516		$2,648	$364,578
Executive Vice President —	2009	$189,582						$1,430	$191,012
Distribution & Corporate Services	2008	$175,885	$9,286	$25,980				$1,040	$212,191
Rick A. Chambers	2010	$196,575		$83,506		$75,880		$4,542	$360,503
Executive Vice President —	2009	$189,808						$1,915	$191,723
Pharmacy Operations	2008	$180,000		$25,980				$2,698	$208,678
Earl Taylor (10)	2010	$189,180		$81,204		$81,823		$2,474	$354,681
Executive Vice President —	2009	$185,000						$1,820	$186,820
Store Operations	2008	$142,428	$30,000	$25,980				$9,900	$208,308

(1)	Pursuant to SEC reporting requirements, the Named Executive Officers did not receive payments that would be classified as “bonus” payments for the fiscal year ended January 30, 2010.

(2)	The amounts in the columns captioned “Stock Awards” and “Option Awards” reflect the aggregate grant date fair value of the awards according to accounting for share-based payments. For a description of the assumptions used by the Company in valuing these awards for fiscal 2010, please see Note 7 — Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 14, 2011

(3)	The amounts in this column reflect cash bonuses earned for the indicated fiscal years performance pursuant to the Management Incentive Plan (MIP).

(4)	The amounts reported include the following:
•	Matching contributions to the FRED’S 401(k) plan, which all participating employees receive.

•	Dividends paid on restricted stock awards that have not vested.

•	Reimbursement of moving expenses. Ms. Vargas received $20,578 in moving reimbursement in FY 2010.

•	Perquisites, which include personal use of Company car, airline tickets for non-business commuting, repair and maintenance costs on personal car and medical insurance premium payments.

(5)	Mr. Efird’s date of hire was September 22, 2007.

(6)	Effective February 1, 2009 Mr. Efird was promoted to the position of Chief Executive Officer, while maintaining the title of President. Mr. Hayes, effective February 1, 2009 is no longer the Chief Executive Officer, but maintains his role as Chairman of the Board of Directors.

(7)	Mr. Shore was promoted to Chief Administrative Officer effective June 1, 2008. Mr. Shore will retain the titles of Executive Vice President and Chief Financial Officer.

(8)	Ms. Vargas’s date of hire was May 3, 2010.

(9)	Mr. Jacobs’ role was elevated to Executive Vice President as well as gaining responsibility for corporate services effective June 1, 2008.

(10)	Mr. Taylor was promoted to Executive Vice President over store operations effective June 23, 2008.

Grants of Plan-Based Awards
     The following table presents information with respect to the grants of plan-based awards made by the Company to each of its Named Executive Officers during the fiscal year ended January 29, 2011.

										All Other	All Other
										Stock	Option		Grant
										Awards:	Awards:	Exercise	Date Fair
										Number of	Number of	or Base	Value of
							Estimated Future			Shares of	Securities	Price of	Stock and
				Estimated Future Payouts Under			Payouts Under Equity			Stock or	Underlying	Option	Option
	Grant		Award	Non-Equity Incentive Plan Awards			Incentive Plan Awards			Units	Options	Awards	Awards
Name	Date		Type	(1)			(2)			(#)	(#)	($/Sh)	$ (3)
							Threshold /
				Threshold	Target	Maximum	Target	Maximum
				$	$	$	#	#
Bruce A. Efird				39,000	325,000	650,000	22,531	22,531
Jerry A. Shore				18,000	150,000	300,000	10,399	12,998	(5)
Marcia X. Vargas	5/3/2010	(4)	Stock Option	4,163	34,688	69,375	2,405	3,009	(6)		13,102	$14.12	$76,778
	5/3/2010	(4)	Restricted Stock							5,000			$70,600
Reggie E. Jacobs				8,864	73,868	147,735	4,731	5,914	(7)
Rick A. Chambers				8,354	69,615	139,230	4,731	5,914	(7)
Earl Taylor				7,964	66,369	132,738	4,601	5,751	(8)

(1)	Awards represent potential cash payouts under the MIP for fiscal 2010. Payments are based on a combination of the Company achieving specified EPS, as illustrated in the table below, and Individuals achieving specific goals. Amounts are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

	2010 EPS Goals *
	Threshold	Target	Maximum
	$0.68	$0.72	$1.05
CEO	15.0%	50%	100%
CFO	15.0%	50%	100%
EVP	10.5%	35%	70%
SVP	7.5%	25%	50%

*	Percentages represent the bonus potential as a percent of salary.

(2)	Awards represent potential payouts under the Restricted Stock Leadership Program (RSLP) for FY 2010. Amounts are reported in the Summary Compensation Table as Stock Awards.

(3)	This amount represents the full grant date fair value of the stock ($14.12 per share) and stock option award ($5.86 per option), as computed in accordance with FASB ASC Topic 718.

(4)	Ms. Vargas received theses grants as part of her new hire package.

(5)	Mr. Shore achieved his maximum payout under the Equity Incentive Plan Awards. This will result in an additional grant of 3,465 restricted shares with a grant date of May 3, 2011. This amount is reported in the Summary Compensation Table as Stock Awards. See footnote #10 in the Outstanding Equity Awards for a description of the vesting.

(6)	Ms. Vargas achieved her maximum payout under the Equity Incentive Plan Awards. This results in a reduction of 198 shares or a total grant of 3,009 with a grant date of May 3, 2011. The reduction is due to proration based on hire date. This amount is reported in the Summary Compensation Table as Stock Awards. See footnote #10 in the Outstanding Equity Awards for a description of the vesting.

(7)	Mr. Jacobs and Mr. Chambers achieved their maximum payout under the Equity Incentive Plan Awards. This will result in an additional grant of 1,182 restricted shares each with a grant date of May 3, 2011. This amount is reported in the Summary Compensation Table as Stock Awards. See footnote #10 in the Outstanding Equity Awards for a description of the vesting.

(8)	Mr. Taylor achieved his maximum payout under the Equity Incentive Plan Awards. This will result in an additional grant of 1,262 restricted shares with a grant date of May 3, 2011. This amount is reported in the Summary Compensation Table as Stock Awards. See footnote #10 in the Outstanding Equity Awards for a description of the vesting.

Outstanding Equity Awards at 2010 Fiscal Year-End
     The following table reflects stock option and restricted stock awards granted to the Named Executive Officers under the Company’s 2002 Long-Term Incentive Plan that were outstanding as of January 29, 2011.

	Option Awards						Stock Awards
											Equity Incentive
			Equity								Plan Awards:
			Incentive						Equity Incentive		Market or
			Plan Awards:						Plan Awards:		Payout Value
	Number of	Number of	Number of				Number of	Market	Number of		of Unearned
	Securities	Securities	Securities				Shares or	Value of	Unearned Shares,		Shares, Units
	Underlying	Underlying	Underlying				Units of	Shares or	Units or		or Other
	Unexercised	Unexercised	Unexercised	Option			Stock That	Units that	Other rights		Rights That
	Options	Options	Unearned	Exercise	Option		Have Not	Have Not	That Have		Have Not
	(#)	(#)	Options	Price	Expiration		Vested	Vested	Not Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date		(#)	($)	(#)		($)
Bruce A. Efird	147,031	98,021		$10.61	9/22/2014	(4)
	29,197	116,788		$9.59	3/9/2016	(7)
							25,000	$334,750 (5)
									10,000	(6)	$133,900
									22,531	(9)	$301,690
Jerry A. Shore	6,000			$14.60	9/8/2011	(1)
	6,800	1,700		$13.25	3/21/2013	(2)
									10,000	(3)	$133,900
									5,000	(6)	$66,950
									9,533	(10)	$127,647
Marcia X. Vargas		13,102		$14.12	5/3/2017	(8)
									5,000	(11)	$66,950
									3,207	(10)	$42,942
Reggie E. Jacobs	4,000			$14.60	9/8/2011	(1)
	4,000	1,000		$13.25	3/21/2013	(2)			10,000	(3)	$133,900
									3,000	(6)	$40,170
Rick A. Chambers	5,500			$14.60	9/8/2011	(1)			4,732	(10)	$63,361
	6,240	1,560		$13.25	3/21/2013	(2)			10,000	(3)	$133,900
									3,000	(6)	$3,013
									4,732	(10)	$63,361
Earl Taylor	2,000			$14.60	9/8/2011	(1)			5,000	(3)	$66,950
	2,080	520		$13.25	3/21/2013	(2)			3,000	(6)	$40,170
									4,489	(10)	$60,108

(1)	Award was approved on August 23, 2004, with a grant date of September 8, 2004, and vests 10% on the first, second, third and fourth anniversary of the date of grant with the residual vesting on the fifth anniversary. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater.

(2)	Award was granted on March 21, 2006. These are performance based awards and require that the Company meet or exceed its 2006 financial plan. They become null and void in the event the plan is not achieved unless otherwise agreed to by the Board of Directors, in its sole discretion. The Company did not meet its 2006 financial plan, however the Board decided against rescinding the grant in lieu of granting additional shares for fiscal 2007. The options vest in equal installments on the first, second, third, fourth and fifth anniversaries of the grant date. The options expire seven years from the date of grant.

(3)	These awards are performance and/or service based restricted stock granted on January 18, 2005. The performance criteria were changed May 26, 2008. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.

(4)	Award was granted on September 22, 2007, and vests 20% on each anniversary of the grant date.

(5)	This award was granted September 22, 2007, and cliff vests on the fifth anniversary of the grant date.

(6)	These awards are performance and/or service based restricted stock granted on February 8, 2008. The performance criteria were changed May 26, 2008. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.

(7)	Award was granted on March 9, 2009 and vests 20% on each anniversary of the grant date.

(8)	Award was granted on May 3, 2010 and vests 20% on each anniversary date.

(9)	This award was granted on May 3, 2010. This is a performance based award and requires the Company to achieve an EPS of $0.72 for fiscal year 2010 and an EPS of $0.95 and $1.09 back to back by the end of fiscal year 2013. The grant will cliff vest on the fourth anniversary of the grant date as long as the employee is still actively employed by Fred’s. The grant becomes null and void if any of the performance criteria are not met.

(10)	This award was granted on May 3, 2010. This is a performance based award and requires the Company to achieve an EPS of $0.72 for fiscal year 2010 otherwise the entire grant becomes null and void. One fourth vests upon the company achieving an EPS of $0.72 for fiscal year 2010 on the first anniversary of the grant date. The second fourth vests upon the company achieving an EPS of $0.83 for fiscal year 2011 on the second anniversary of the grant date. The third fourth vests upon the company achieving an EPS of $0.95 for fiscal year 2012 on the third anniversary of the grant date. The last fourth vests upon the company achieving an EPS of $1.09 for fiscal year 2013 on the fourth anniversary of the grant date.

(11)	This award is performance and/or service based restricted stock granted on May 3, 2010. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria have been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.
Option Exercises and Stock Vested
     There were no options exercised or restricted stock that vested during the fiscal year ended January 29, 2011, with respect to each of the Named Executive Officers.
Director Compensation
     There are four primary components of compensation to our non-management directors: a cash retainer, committee chair, committee member fee, and stock options. Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their services in their capacity as a director. The following table sets forth the types and amounts of compensation paid to our directors as of January 29, 2011:

Annual Retainer

Standard	$24,000
Committee Chair Fees

Audit	$10,000
Nominating	$3,500
Governance	$3,500
Compensation	$5,000
Financial Director	$9,000
Committee Member Fees

Audit	$4,500
Nominating	$1,500
Governance	$1,500
Compensation	$1,500
Annual Stock Option Grant (1)	1,250 Shares
Annual Restricted stock Grant (2)	1,250 Shares

(1)	Stock options granted to directors in fiscal 2010 have a five-year term and vested fully on grant date.

(2)	Restricted stock granted to directors in fiscal 2010 cliff vest on the second anniversary of the grant date.
     Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service.

     The following table sets forth the compensation paid to non-management directors during the fiscal year ended January 29, 2011.

				Change in
				Pension Value
				and Non-Qualified
				Deferred
	Fees earned or	Stock	Option	Compensation
	Paid in Cash	Awards	Awards	Earnings
Name	$	$ (1)	$ (2)	$	Total
Michael J Hayes (3)	$298,298	$0	$0	—	$298,298
John R. Eisenman	$38,500	$17,650	$6,400	—	$62,550
Roger T. Knox	$35,000	$17,650	$6,400	—	$59,050
Thomas H. Tashjian	$42,000	$17,650	$6,400	—	$66,050
B. Mary McNabb	$36,500	$17,650	$6,400	—	$60,550
Michael T. McMillan	$35,000	$17,650	$6,400	—	$59,050

(1)	This represents the full grant date fair value ($14.12 per share) of the 2010 restricted stock awards to non-employee directors.

(2)	This represents the full grant date fair value ($5.12 per option) of the 2010 option awards to non-employee directors. Stock option values are based on the Black-Scholes Option Valuation Model. See Note 7 — Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 14, 2011, regarding the assumptions underlying the valuation of stock option awards.

(3)	Mr. Hayes retired effective February 1, 2009. Pursuant to his employment agreement, he receives pay continuation for three years and a monthly stipend of $6,000 to offset office related expenses. Included in the “Fees earned or Paid in Cash” column is $220,000 of pay continuation and $72,000 of office stipend. Mr. Hayes did not receive any director related compensation or stock and stock option awards in FY 2010.
     The following chart sets forth outstanding stock options at fiscal year end held by non-management directors; all option awards outstanding are vested, except for Mr. Hayes who has 28,976 vested stock options.

		Stock
Name	Stock	Options
Michael J Hayes	—	32,720
John R. Eisenman	1,250	13,250
Roger T. Knox	1,250	13,250
Thomas H. Tashjian	1,250	13,250
B. Mary McNabb	1,250	15,750
Michael T. McMillan	1,250	12,750
Potential Post Employment Payments or Benefits
     This section explains the payments and benefits to which the Named Executive Officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our Named Executive Officers are currently employed by the Company. For purposes of this explanation, we have assumed that termination of employment occurred on January 29, 2011, the last day of our 2010 fiscal year.
     The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by a termination of employment. This section does not cover all amounts the Named Executive Officers would receive following termination. Specifically, the Named Executive Officers are entitled to retain their vested stock option awards, and if they meet specified minimum age at the time of termination, the unvested portion of certain stock option awards are not forfeited, and vesting will continue according to the original schedule. The minimum age is 65 and none of the Named Executive Officers has reached the minimum age as of 2010 fiscal year end.

     The following table reflects compensation upon the occurrence of a range of potential separation events for each of the Named Executive Officers, calculated as if the separation event occurred on January 29, 2011. The actual amounts to be paid can only be determined at the time of an actual event.

		Involuntary
	Change in	(Not for Cause)
	Control	Termination	Retirement	Death
Name	($) (1)	($)	($)(3)	($)
Bruce A. Efird
Salary (2)	$433,333	$433,333		$433,333
Stock Options (4)	1,235,988	1,235,988		1,235,988
Restricted Stock (5)	334,750	334,750		334,750
Health Benefits

Totals	$2,004,071	$2,004,071	$—	$2,004,071
Jerry A. Shore
Salary
Stock Options (4)				1,190
Health Benefits

Totals	$—	$—	$—	$1,190
Marcia X. Vargas
Salary
Stock Options (4)
Health Benefits

Totals	$—	$—	$—	$—
Reggie E. Jacobs
Salary
Stock Options (4)				700
Health Benefits

Totals	$—	$—	$—	$700
Rick A. Chambers
Salary
Stock Options (4)				1,092
Health Benefits

Totals	$—	$—	$—	$1,092
Earl Taylor
Salary
Stock Options (4)				364
Health Benefits

Totals	$—	$—	$—	$364

(1)	There is no predetermined executive severance or change in control programs applicable to our Named Executive Officers, beyond those provided generally to our employees or as provided for in the employment agreement with Mr. Efird.

(2)	Under Mr. Efird’s employment agreement, in the event the Company terminates his employment without cause or in the case of death, Mr. Efird’ is entitled to continuation of base pay for the remainder of his initial term (The initial term is two years and ends on September 22, 2009) or after the initial term any additional term (additional terms are one year in length). See “Employment Agreements” in the Compensation Discussion and Analysis section.

(3)	There are no payouts for retirement.

(4)	Only Ms. Vargas did not have in the money options at January 29, 2011.

(5)	Under Mr. Efird’s employment agreement, in the event the Company terminates his employment without cause or in the case of death, Mr. Efird’s shares of restricted stock granted September 22, 2007 will have their vesting accelerated.

PROPOSAL 2 — APPROVE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     BDO USA, LLP audited the Company’s consolidated financial statements and internal control over financial reporting for the year ended January 29, 2011. BDO USA, LLP is an independent registered public accounting firm. The Board of Directors is asking the shareholders to approve the appointment of BDO USA, LLP as such independent registered public accounting firm for the fiscal year ending January 29, 2011. Although not required by law, NASDAQ listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of BDO USA, LLP to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders, including economic considerations.
     The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. BDO USA, LLP, which has acted as independent registered public accounting firm of FRED’S since July 30, 2004, is expected to be represented at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE
SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL YEAR 2011.
Fees Paid to Independent Registered Public Accounting Firms
     The following table sets forth certain fees billed and to be billed to us by BDO USA, LLP in fiscal 2010 and 2009 in connection with various services provided to us throughout those fiscal years:

Service	2010 Aggregate Fees Billed	2009 Aggregate Fees Billed
Audit Fees (1)	$846,756	$865,190
Audit-Related Fees (2)	79,070	62,904
Tax Fees (3)	—	93,236
All Other Fees	—	—

(1)	Audit fees include fees and expenses associated with the annual audit of consolidated financial statements, reviews of quarterly financial statements, and Sarbanes-Oxley Section 404 attestation services.

(2)	Audit related fees include audits of employee benefit plans, statutory audits of a subsidiary, and consultation on accounting and reporting matters.

(3)	Tax fees represent billings for professional services for tax planning, structuring and compliance (including federal, state, and local).
     The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after being informed by management as to the nature of the services to be performed and projected fees. The Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.
     In fiscal 2010, all audit and permissible non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
     The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank”), requires that we provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our executive officers as disclosed in this proxy statement.
     As we explain in more detail under the heading “Compensation Discussion and Analysis”, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named officers for the achievement of short-term and long-term operational, financial and individual goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive awards and stock awards geared towards long-term equity incentive.
     Highlights of our executive compensation program include:
•	A portion of the total potential compensation is variable and is linked to Company performance goals.

•	Equity awards that have been granted vest over multiple years which are intended to encourage long-term retention.

•	Equity awards incentivize management to manage and grow the value of the business over the long-term, serving to align the financial interests of our executive officers with those of our shareholders.

•	Our Compensation Committee considers the performance, organizational impact, skills and experience when determining salary levels of each named executive officer. Base pay levels are competitive within the middle of a range that the Compensation Committee considers reasonable and necessary.
     We believe that our executive compensation program is well designed, appropriately aligns the compensation of our executive officers with our performance objectives and incentivizes strong individual performance. We encourage our shareholders to read the entire “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion and analysis of our executive compensation program, including information about the 2010 compensation of our named executive officers.
     Accordingly, we ask our shareholders to vote on the following resolution:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY
STATEMENT.
PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
     Dodd-Frank also requires that we provide our shareholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in future proxy statements. By voting with respect to this Proposal 4, shareholders may indicate whether they prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this Proposal.
     Our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company. Therefore, the Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation. The Board of Directors believes a three-year interval is the most appropriate alternative for the Company based on a number of considerations, including the following:
•	It aligns more closely with our executive compensation philosophy which rewards performance over a multi-year period, blending incentives for both near-term performance and longer-term earnings that result in shareholder value creation.

•	It is consistent with our compensation program, which ties a portion of executive compensation to our long-term corporate performance.

•	It aligns with the multi-year vesting schedules for equity awards granted to our executive officers, which are designed to incentivize and reward executives for maximizing the longer-term financial performance and market value of the Company.

•	It provides the shareholders sufficient time to evaluate the effectiveness of our executive compensation program, any changes made to the program and our related performance.

•	It allows us adequate time to consider the results of the vote, engage the shareholders to understand the vote results and to implement any desired changes to our executive compensation program that the Compensation Committee deems advisable.

     Accordingly, we ask our shareholders to vote on the following resolution:
     RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s Proxy Statement should be every year, every two years, or every three years, whichever receives the highest number of votes cast with respect to this resolution.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF “EVERY
THREE YEARS” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
OTHER BUSINESS
     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy are authorized by you to act, and will act, in respect thereof in accordance with recommendations of management and their best judgment.
SHAREHOLDER PROPOSALS
     Shareholder proposals intended to be included in the proxy statement and presented at the 2012 Annual Meeting must be received by the Company no later than January 19, 2012 and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to FRED’S, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118.
SOLICITATION OF PROXIES AND COST THEREOF
     The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of mail systems, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.
     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED’S, INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.

By order of the Board of Directors,
/s/ Charles S. Vail
Charles S. Vail
Secretary

May 12, 2011

FRED’S, INC.
Holiday Inn Express
2192 S. Highway 441
Dublin, Georgia
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS — JUNE 15, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of FRED’S, Inc., to be held June 15, 2011, at 5:00 p.m., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:
1. Election of Directors for the term of one year.

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD ALL AUTHORITY * to vote for all nominees listed below

*	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE’S NAME BELOW.

Michael J. Hayes B. Mary McNabb	John R. Eisenman Michael T. McMillan	Roger T. Knox Bruce A. Efird	Thomas H. Tashjian
2. Approval of BDO USA, LLP as independent registered public accounting firm of the Company, as described in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Advisory vote on Executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4. Advisory vote on the frequency of an advisory vote on Executive compensation.

☐ EVERY THREE YEARS	☐ EVERY TWO YEARS	☐ EVERY YEAR	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, AND RECOMMENDS A VOTE FOR “EVERY THREE YEARS” FOR PROPOSAL 4.
In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.
WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS 1, 2 AND 3 AND FOR “EVERY THREE YEARS” FOR PROPOSAL 4. THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.
The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

Dated: , 2011

Signature of Shareholder

Signature of Shareholder (if held jointly)

Please Date this Proxy and Sign Your Name or Names Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.

FRED’S, INC.
Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS — JUNE 15, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of FRED’S, Inc., to be held June 15, 2011, at 5:00 p.m., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

1.  Election of Directors for the term of one year.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD ALL AUTHORITY * to vote for all nominees listed below
* INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee’s name below.

Michael J. Hayes	John R. Eisenman	Roger T. Knox
Thomas H. Tashjian	B. Mary McNabb	Michael T. McMillan
Bruce A. Efird

2.	Approval of BDO USA, LLP as independent registered public accounting firm of the Company, as described in the Proxy Statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Advisory vote on Executive compensation, as described in the Proxy Statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Advisory vote on the frequency of an advisory vote on Executive compensation, as described in the Proxy Statement.

☐	EVERY THREE YEARS	☐	EVERY TWO YEARS	☐	EVERY YEAR	☐	ABSTAIN

(Continued and to be dated and signed on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, AND RECOMMENDS A VOTE “EVERY THREE YEARS” FOR PROPOSAL 4.

In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS 1, 2 AND 3 AND FOR “EVERY THREE YEARS” FOR PROPOSAL 4. THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

Dated:	, 2011

Signature of Shareholder

Signature of Shareholder (if held jointly)

Please Date this Proxy and Sign Your Name or Names Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.